Exhibit 99.1

Ocean Power Technologies, Inc. Receives Notice from NYSE American Regarding Late Filing of Annual Report on Form 10-K

MONROE TOWNSHIP, N.J., Aug. 20, 2026 . Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in maritime operational infrastructure and autonomous ocean systems, announced that on August 14, 2026, it received a notice from NYSE Regulation stating that the Company is not in compliance with the continued listing standards of the NYSE American (the “Exchange”) under the timely filing criteria set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The non-compliance results from the Company’s failure to timely file its Annual Report on Form 10-K for the year ended April 30, 2026 (the “Delinquent Report”) by the filing due date of August 13, 2026 (the “Filing Delinquency”).

On August 19, 2026, the Company filed with the SEC its Form 10-K for the year ended April 30, 2026 and cured the Filing Delinquency.

In accordance with Section 1007 of the Company Guide, the Company had six months from the date of the Filing Delinquency, or until February 13, 2027 (the “Initial Cure Period”), to file the Form 10-K with the SEC. If the Company had failed to file the Form 10-K during the Initial Cure Period, the Exchange could have, in its sole discretion, provided an additional six-month cure period (the “Additional Cure Period”). The Company has regained compliance with the Exchange’s continued listing standards during the Initial Cure Period by filing the Form 10-K with the SEC.

For more information about Ocean Power Technologies, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, and successfully deploy its technologies and services in support of those task orders, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com